Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Registration Statement No. 333-204830 on Form S-3 and Registration Statements No. 333-196824 and 333-212421 on Form S-8 of PLx Pharma Inc. (formerly Dipexium Pharmaceuticals, Inc.) of our report dated March 23, 2018 relating to the consolidated financial statements of PLx Pharma Inc. as of December 31, 2017 and for the year then ended, which report is included in this Annual Report on Form 10-K.

/s/ GBH CPAs, PC

GBH CPAs, PC

www.gbhcpas.com

Houston, Texas

March 8, 2019